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Exhibit 3.5
                                                             Filed
                                                      May 24, 1988 9:00 AM
                                                        State of Delaware
                                                       Secretary of State
                                                     Division of Corporation



                           CERTIFICATE OF AMENDMENT
                                      of
                         CERTIFICATE OF INCORPORATION

     COMPUTONE SYSTEMS INCORPORATED (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Corporation's Board of Directors, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted for approval by written consents of the holders of a majority of the outstanding shares of stock of the Corporation. The amendment to the Certificate of Incorporation amends Article "First" to read as follows:

        "FIRST. The name of this Corporation
        is WORLD-WIDE TECHNOLOGY INC."

     SECOND: That thereafter, pursuant to resolutions of its Board of Directors, said amendment was approved by written consents of the holders of a majority of the outstanding stock of the Corporation entitled to vote by written consent, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the action so taken has been given to all stockholders who have not consented in writing as provided in Section 228(d) of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, COMPUTONE SYSTEMS INCORPORATED has caused its corporate seal to be hereunto affixed and this certificate to be signed by Thomas P. Tanis, Sr., Chairman of its Board of Directors, and attested by Thomas P. Tanis, Jr., its Secretary, this 23rd day of May, 1988.


           ATTEST:  [Corporate Seal]          COMPUTONE SYSTEMS INCORPORATED


            /s/ Thomas P. Tanis, Jr.           By: /s/ Thomas P. Tanis, Sr.
           -----------------------------       ----------------------------
           Thomas P. Tanis, Jr.                 Thomas P. Tanis, Sr.
           Secretary                            Chairman